Exhibit 10.80

AMENDMENT NO. 2

TO THE WEBMD HEALTH CORP. SUPPLEMENTAL BONUS PROGRAM

TRUST AGREEMENT

THIS AMENDMENT is made to be effective as of January 9, 2012:

WHEREAS, WebMD Health Corp. (the “Company”) and Peter Anevski (the “Trustee”) are parties to the WebMD Health Corp. Supplemental Bonus Program Trust Agreement (as Amended and Restated Effective as of March 15, 2008) (the “Trust Agreement”);

WHEREAS, the Trust Agreement established a Governing Committee comprised of Wayne Gattinella and Anthony Vuolo;

WHERES, due to organizational changes, the members of the Governing Committee are being changed; and

WHEREAS, the Company and the Trustee have the right to amend the Trust Agreement on behalf of the Company from time to time.

NOW, THEREFORE, the Trust Agreement is hereby amended as follows:

1.

The “Governing Committee” shall be comprised of Anthony Vuolo and Douglas Wamsley, or any successors as may be appointed by the Compensation Committee of the Board of Directors of WebMD Health Corp. in the future.

2.

Except as provided herein, the provisions of the Trust Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment to be effective as of the day and year first written above.

TRUSTEE	WEBMD HEALTH CORP.

/s/ Peter Anevski	/s/ Douglas W. Wamsley
Peter Anevski	Douglas W. Wamsley
EVP & General Counsel